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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement and related Prospectus of Illinois Superconductor Corporation for the registration of 3,716,669 shares of its common stock and to the incorporation by reference therein of our report dated January 29, 1997, except for paragraph 8 of Note 6, for which the date is March 7, 1997, with respect to the financial statements and schedule of Illinois Superconductor Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                                   /s/ ERNST & YOUNG LLP

                                                   ERNST & YOUNG LLP

Chicago, Illinois
December 5, 1997